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                                                            [Beacon Power Logo]

Exhibit 99.1


                                    NEWS FOR IMMEDIATE RELEASE

                                             CONTACT: Tom Nealon
                                             Beacon Power Corporation
                                             978-694-9121
                                             nealon@beaconpower.com


CEO TO UNVEIL STRATEGY FOR BEACON POWER AT THE CIBC CONFERENCE IN NEW YORK.
    BEACON POWER EXPANDS ITS PRODUCT MIX AND ENTERS THE HIGH POWER UPS MARKET.


WILMINGTON, MA - MARCH 20, 2002 - Beacon Power Corporation (Nasdaq: BCON), a development-stage company which designs, develops and offers for sale battery-free, flywheel-based power systems to provide highly reliable, cost-competitive, environmentally-friendly, uninterruptible electric power, today will announce its first steps in entering the high power UPS market.

"We will utilize Beacon's proprietary technology to achieve a sustainable advantage in this market," said Bill Capp, President and CEO. "Our technology offers high performance and reliability and is ideally suited to support the higher-power needs of our customers, particularly in critical power quality applications. Our state-of-the-art products will offer a number of advantages, including significantly lower maintenance costs, a smaller footprint freeing valuable space at customer sites, high efficiency and the flexibility to install multiple units to meet a broad range of customer needs."

Capp went on to say, "We are very excited about the opportunities in the high power UPS market. The current utility network provides power to users that is often inadequate; with frequent sags, surges, and outages that are detrimental to critical use facilities and processes. Power industry customers are demanding improved power quality and greater reliability. The awareness of and interest in the availability and benefits of UPS and power quality systems is growing rapidly. We are confident that our proprietary technologies will enable us to provide products that satisfy these needs."

Capp also indicated, "As the leading composite flywheel company, Beacon offers the highest stored energy flywheel in the industry. We are looking forward to setting new benchmarks in the high power UPS segment. We also see a unique opportunity to combine our knowledge of high power and high energy to pursue large scale products to serve the power distribution industry."

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COMMENT ON THE CIBC WORLD MARKETS ANNUAL GLOBAL ENERGY CONFERENCE.

BILL CAPP, BEACON POWER'S PRESIDENT AND CEO WILL BE DISCUSSING BEACON POWER'S BUSINESS STRATEGY AT 3:35 P.M. TODAY, AFTER WHICH HE AND CFO JIM SPIEZIO WILL BE AVAILABLE FOR ONE-ON-ONE MEETINGS. CONFERENCE ATTENDANCE IS BY INVITATION ONLY, HOWEVER, BEACON POWER'S PRESENTATION WILL BE WEBCAST LIVE OVER THE INTERNET. INVESTORS INTERESTED IN LISTENING TO THE WEBCAST SHOULD LOG ONTO THE "INVESTOR RELATIONS" SECTION OF BEACON POWER'S WEB SITE, LOCATED AT WWW.BEACONPOWER.COM, AT LEAST 15 MINUTES PRIOR TO THE EVENT'S BROADCAST. THEN, FOLLOW THE INSTRUCTIONS PROVIDED TO ASSURE THAT THE NECESSARY AUDIO APPLICATIONS ARE DOWNLOADED AND INSTALLED. THESE PROGRAMS CAN BE OBTAINED AT NO CHARGE TO THE USER. FOR THOSE UNABLE TO LISTEN TO THE LIVE BROADCAST, A REPLAY WILL BE AVAILABLE FOR ONE WEEK BY ACCESSING THE ADDRESS ABOVE.

For more information, please contact Tom Nealon, Director of Investor Relations at Beacon Power Corporation, 978.694.9121; fax 978.694.9127; email NEALON@BEACONPOWER.COM; or send mail to 234 Ballardvale Street, Wilmington, MA 01887. Visit Beacon Power on the Internet at WWW.BEACONPOWER.COM

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Material contained in this press release may include statements, which are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation, and Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements. These factors include Beacon Power Corporation's short operating history, its history of losses and anticipated continued losses from operations, its need to raise additional capital, the possibility that its stock will be moved by Nasdaq from the National Market System to the SmallCap Market, its limited experience manufacturing Flywheel Energy Storage Systems on a commercial basis including the fact that no commercial contracts have been executed to date, the dependence of Beacon Power Corporation's sales on the achievement of product development and commercialization milestones, the adverse effect of the uncertainty of the political and economic climate of any foreign countries into which we sell, including the uncertainty of enforcing contracts in those countries and the potential substantial fluctuation in currency exchange rates, significant technological challenges including the risk of successfully developing its flywheel products as well as the commercial viability of these flywheel products, Beacon Power Corporation's dependence on third-party suppliers, intense competition from companies with greater financial resources than Beacon Power Corporation, the risk that government regulation may impede Beacon Power Corporation's ability to market its products, possible product liability claims that may or may not result from safety failures of Beacon Power Corporation's flywheels and the negative publicity which could result, any failure to protect Beacon Power Corporation's intellectual property, any failure to hire and retain key executives, the lack of availability of additional financing, the recent volatility in the stock price of companies operating in the same sector as Beacon Power Corporation, control by Beacon Power Corporation's controlling shareholders and the limited ability of other investors to influence the outcome of matters requiring shareholder approval, conditions in Beacon Power Corporation's target markets, but are not limited to, factors detailed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission.